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As filed with the Securities and Exchange Commission on May 9, 2006

Securities Act File No. 333-133869

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHERMEN WSC ACQUISITION CORP.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-4755936 (I.R.S. Employer Identification Number)

Shermen WSC Acquisition Corp.
c/o The Shermen Group
1251 Avenue of the Americas
Suite 900
New York, NY 10020
(212) 300-0020
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Francis P. Jenkins, Jr.
Chairman and Chief Executive Officer

Shermen WSC Acquisition Corp.
c/o The Shermen Group
1251 Avenue of the Americas
Suite 900
New York, NY 10020
(212) 300-0020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gerald Adler Dechert LLP 30 Rockefeller Plaza New York, NY 10112-2200 (212) 698-3500 (212) 698-3599—Facsimile	Floyd I. Wittlin Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378—Facsimile

Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this registration statement

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☒

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Pre-effective Amendment No. 1 to Registration Statement on Form S-1 of Shermen WSC Acquisition Corp. (the "Company") is being filed solely to re-file (1) the report of the Company's independent registered public accounting firm and (2) Exhibit 23.1.

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

72

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Shermen WSC Acquisition Corp.

        We have audited the accompanying balance sheet of Shermen WSC Acquisition Corp. (a corporation in the development stage) (the "Company") as of May 2, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from April 18, 2006 (date of inception) to May 2, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shermen WSC Acquisition Corp. (a corporation in the development stage) as of May 2, 2006, and the results of its operations and its cash flows for the period from April 18, 2006 (date of inception) to May 2, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROTHSTEIN, KASS & COMPANY, P.C. Rothstein, Kass & Company, P.C.
Roseland, New Jersey May 3, 2006

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

May 2, 2006
ASSETS
Current asset, cash	$175,000
Other assets, deferred offering costs	60,100

$235,100

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued expenses	$10,500
Accrued offering costs	60,100
Note payable, stockholder	150,000

Total current liabilities	220,600

Stockholders' equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued
Common stock, $.0001 par value, authorized 100,000,000 shares; 5,000,000 shares issued and outstanding	500
Additional paid-in capital	24,500
Deficit accumulated during the development stage	(10,500)

Total stockholders' equity	14,500

$235,100

See accompanying notes to financial statements.

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the period from April 18, 2006 (date of inception) to May 2, 2006

Formation and operating costs	$10,500

Net loss	$10,500

Weighted average number of common shares outstanding	5,000,000

Net loss per common share	$(.0021)

See accompanying notes to financial statements

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS' EQUITY
For the period from April 18, 2006 (date of inception) to May 2, 2006

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
Common shares issued	5,000,000	$500	$24,500	$—	$25,000
Net loss				(10,500)	(10,500)

Balances, at May 2, 2006	5,000,000	$500	$24,500	$(10,500)	$14,500

See accompanying notes to financial statements

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the period from April 18, 2006 (date of inception) to May 2, 2006

Cash flows from operating activities
Net loss	$(10,500)
Adjustment to reconcile net loss to net cash provided by operating activities:
Change in operating liability:
Accrued expenses	10,500

Cash provided by operating activities	0

Cash flows from financing activities
Proceeds from note payable, stockholder	150,000
Proceeds from issuance of common stock	25,000

Cash provided by financing activities	175,000

Net increase in cash	175,000
Cash, beginning of period	0
Cash, end of period	$175,000

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$60,100

See accompanying notes to financial statements

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

        Shermen WSC Acquisition Corp. (a corporation in the development stage) (the "Company") was incorporated in Delaware on April 18, 2006. The Company was formed to acquire an operating business in the agriculture industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the agriculture industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least 95% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account ("Trust Account") and invested in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 2% fee of the gross proceeds payable to the underwriters upon the Company's consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company's stockholders prior to the Proposed Offering, including all of the directors and officers of the Company have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

        In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company's public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Development Stage Company:

        The Company complies with the reporting requirements of SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises."

  Net loss per common share:

        The Company complies with accounting and disclosure requirements of SFAS No. 128, "Earnings Per Share". Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

  Concentration of credit risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial a institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

  Fair value of financial instruments:

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 7, "Disclosure About Fair Value of Financial Instruments," approximates the carrying amounts represented in the balance sheet.

  Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Deferred offering costs:

        The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A—"Expenses of Offering". Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

  Income tax:

        The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

  Recently issued accounting standards:

        In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), "Accounting for Stock-Based Compensation (Revised)." SFAS supersedes APB Opinion 25, "Accounting for Stock

        Issued to Employees" ("APB 25") and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments.

        SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

NOTE C—PROPOSED OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 20,000,000 units ("Units"). Each Unit consists of one share of the Company's common stock, $0.0001 par value, and two redeemable common stock purchase warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

NOTE D—RELATED PARTY TRANSACTIONS

        The Company issued a $150,000 unsecured promissory note to a stockholder, Shermen Capital Partners, LLC, on May 1, 2006. The note is non-interest bearing and is payable on the earlier of April 30, 2007 or the consummation of the Proposed Offering.

        The Company presently occupies office space provided by an affiliate of a certain stockholder of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $9,950 per month for such services.

        Certain of the directors and officers of the Company have agreed to purchase through Shermen WSC Holding LLC, in a private placement, 2,285,714 warrants immediately prior to the Proposed Offering at a price of $0.70 per warrant (an aggregate purchase price of approximately $1,600,000) from the Company and not as part of the Proposed Offering. They have also agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

NOTE E—COMMITMENTS

        The Company is committed to pay an underwriting discount of 5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 2% fee of the gross offering proceeds (less $0.12 for each share of common stock converted to cash in connection with a Business Combination) payable upon the Company's consummation of a Business Combination.

        The Company has engaged CRT Capital Group, LLC, the representative of the underwriters ("CRT") to act as the investment banker for the initial business combination, and will pay CRT $1,000,000 at the closing of the initial business combination. The Company has also agreed to sell CRT, for $100, as additional compensation, an option to purchase up to a total of 1,200,000 units at a per-unit price of $6.60. The units issuable upon exercise of this option are also identical to those offered in the Proposed Offering.

        The sale of the option to purchase will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale.

        The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1.50 per unit, or $1,800,000 in total, using an expected life of four years, volatility of 18.79% and a risk-free interest rate of 4.97%.

        The volatility calculation of 18.79% is based on the four year average volatility for the Bloomberg US Agricultural Index ("Index"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the Index because management believes that the average volatility is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

        Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part of, the purchase option will provide for registration rights pursuant to which holders of the purchase option will be entitled to piggy—back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

        The Company has granted the underwriter a 45-day option to purchase up to 3,000,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee		$41,507.44
NASD Filing Fee		[•]
Accounting Fees and Expenses		[•]
Printing and Engraving Expenses		[•]
Legal Fees and Expenses		[•]
Blue Sky Services and Expenses		[•]
Miscellaneous(1)		[•]

Total	$	[•]

(1)
This amount represents additional expenses that may be incurred by the Registrant or Underwriter in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides as follows:

        Section 7.1.    Right to Indemnification.    Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution procedure, whether (a) civil, criminal, administrative, investigative or otherwise, (b) formal or informal or (c) by or in the right of the Corporation (collectively, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent of the Corporation or in any other capacity while serving as such other director, manager, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all judgments, penalties and fines incurred or paid, and against all expenses (including attorneys' fees) and settlement amounts incurred or paid, in connection with any such proceeding, except in relation to matters as to which the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Until such time as there has been a final judgment to the contrary, a person shall be presumed to be entitled to be indemnified under this Section 7.1. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, either rebut such presumption or create a presumption that (a) the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, (b) with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person's conduct was unlawful or (c) the person was not successful on the merits or otherwise in defense of the proceeding or of any claim, issue or matter therein. If the DGCL is hereafter amended to provide for indemnification rights broader than those provided by this Section 7.1 then the persons referred to in this Section 7.1 shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as so amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment).

        In addition, Section 145 of the DGCL provides for indemnification of officers, directors, employees and agents as set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

        (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act of 1933:

Stockholders	Number of Shares
Shermen WSC Holding LLC(1)	4,925,000
John E. Toffolon, Jr.	25,000
Joseph F. Prochaska	25,000
Donald D. Pottinger	25,000

(1)
The members of Shermen WSC Holding LLC are our officers and certain of their family members. Shermen Capital Partners, LLC is the managing member of Shermen WSC Holding LLC. Mr. Jenkins, Jr., our chairman and chief executive officer, is the managing member of Shermen Capital Partners, LLC and may be deemed to beneficially own the shares owned by Shermen WSC Holding LLC.

        On May 1, 2006, we issued an aggregate of 5,000,000 shares to the individuals and the entity listed above. All of such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as they were sold to sophisticated, wealthy individuals who were each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. The shares issued to the individuals and entities above were sold for a aggregate offering price of $25,000 at an purchase price of $0.005 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

        (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
1.2	Letter Agreement between the Registrant and CRT Capital Group LLC**
1.3	Form of Selected Dealer Agreement**
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	By-laws*
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between and the Registrant**
5.1	Opinion of Dechert LLP**
10.1	Letter Agreement between the Registrant and **
10.2	Letter Agreement between the Registrant and **
10.3	Letter Agreement between CRT Capital Group LLC and **
10.4	Letter Agreement between CRT Capital Group LLC and **
10.5	Form of Escrow Agreement between and each of the Existing Stockholders.**
10.6	Form of Investment Management Trust Agreement between and the Registrant**
10.7	Promissory Note issued by the Registrant to Shermen Capital Partners, LLC*
10.8	Form of Registration Rights Agreement among the Registrant and each of the Existing Stockholders**
10.9	Form of Warrant Purchase Agreement among CRT Capital Group LLC and one or more of the Existing Stockholders**
10.10	Office Service Agreement between the Registrant and Shermen Capital Partners, LLC**
10.11	Transfer Agent and Registrar Agreement between the Registrant and **
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Dechert LLP (incorporated by reference from Exhibit 5.1)**
24	Power of Attorney (incorporated by reference from the signature page of this registration statement)*

*
Previously filed.

**
To be filed by amendment.

Item 17. Undertakings.

        (a) The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2006.

SHERMEN WSC ACQUISITION CORP.
By:	/s/ FRANCIS P. JENKINS, JR. Francis P. Jenkins, Jr. Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ FRANCIS P. JENKINS, JR. Francis P. Jenkins, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	May 9, 2006
* G. Kenneth Moshenek	President and Chief Operating Officer [(Principle Financial and Accounting Officer)]	May 9, 2006
* Jon A. Emswiler	Secretary	May 9, 2006
* John E. Toffolon, Jr.	Director	May 9, 2006
* Joseph F. Prochaska	Director	May 9, 2006
* Donald D. Pottinger	Director	May 9, 2006
*By:	/s/ FRANCIS P. JENKINS Francis P. Jenkis Attorney-in-Fact

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EXPLANATORY NOTE
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage) BALANCE SHEET
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
STATEMENT OF OPERATIONS For the period from April 18, 2006 (date of inception) to May 2, 2006
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
STATEMENT OF STOCKHOLDERS' EQUITY For the period from April 18, 2006 (date of inception) to May 2, 2006
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
STATEMENT OF CASH FLOWS For the period from April 18, 2006 (date of inception) to May 2, 2006
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES